EXHIBIT 24.2
                                POWER OF ATTORNEY

The undersigned, as Executive Vice President and Chief Financial Officer of Central and South West Corporation (the "Corporation"), hereby makes, constitutes and appoints E. R. Brooks and Lawrence B. Connors, and each of them severally, his true and lawful attorneys-in-fact and agents, each with full power and authority (acting alone and without the others) to execute in the name and on behalf of the undersigned, in any and all capacities, the Corporation's Annual Report on Form 10-K for 1999 and any and all amendments thereto, to be filed under the Securities Exchange Act of 1934, as amended, and any other documents and instruments incidental thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, hereby granting to such attorneys-in-fact, and agents, and each of them, full power and authority of substitution and revocation in the premises and full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as the undersigned might or could do in person and hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, may do or cause to be done by virtue of this Power of Attorney.

IN WITNESS WHEREOF, I have hereunto executed this Power of Attorney this 19th day of January, 2000.


                                                /s/ Glenn D. Rosilier
                                                Glenn D. Rosilier
                                                Executive Vice President and
                                                Chief Financial Officer


Subscribed and sworn to before me this 19th day of January, 2000.



                                                /s/ Judy A. Hall
                                                Notary Public
                                                State of Texas


      My Commission Expires:  July 20, 2003